Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SECURITY DEVICES INTERNATIONAL INC.", CHANGING ITS NAME FROM "SECURITY DEVICES INTERNATIONAL INC." TO "BYRNA TECHNOLOGIES INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF FEBRUARY, A.D. 2020, AT 12:45 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FOURTH DAY OF MARCH, A.D. 2020 AT 9 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3933415 8100
SR# 20201554842

Authentication: 202466319
Date: 02-26-20

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
SECURITY DEVICES INTERNATIONAL INC.

THE UNDERSIGNED Chief Executive Officer of SECURITY DEVICES INTERNATIONAL INC., a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

1. The certificate of incorporation of the Corporation is hereby amended by changing the paragraph "1" to read as follows:

   "1. The name of the corporation is: Byrna Technologies Inc."

2. This amendment was duly adopted by the board of directors in accordance with Section 242 of the Delaware General Corporation Law.

3. The aforesaid amendment shall be effective as of 9:00 A.M. Eastern Standard Time on March 4, 2020.

IN WITNESS WHEREOF, I have hereunto signed this certificate of amendment of the certificate of incorporation of the SECURITY DEVICES INTERNATIONAL INC., this 26th day of February, 2020.

Bryan S. Ganz, Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:45 PM 02/26/2020
FILED 12:45 PM 02/26/2020
SR 20201554842 - File Number 3933415